Exhibit 99.1

News Release

PartnerRe Ltd. Reports Second Quarter and Half Year 2013 Results

•	Second Quarter Operating Earnings per share of $0.90, inclusive of restructuring charge of $0.77 per share

•	Second Quarter Net Loss per share of $3.37, inclusive of net mark-to-market investment losses of $4.07 per share

•	Second Quarter Annualized Operating ROE of 3.6%; Annualized Net Income/(Loss) ROE of (13.4)%

•	Half Year Operating Earnings per share of $4.32; Half Year Annualized Operating ROE of 8.6%

•	Book Value of $99.65 per share, down 3.2% for the quarter and down 1.2% year-to-date

•	Tangible Book Value of $89.09 per share, down 4.1% for the quarter and down 1.9% year-to-date

PEMBROKE, Bermuda, July 29, 2013 – PartnerRe Ltd. (NYSE: PRE) today reported a net loss of $175.6 million, or $3.37 per share for the second quarter of 2013. This includes net after-tax realized and unrealized losses on investments of $230.0 million, or $4.07 per share. Net income for the second quarter of 2012 was $176.1 million, or $2.50 per share, including net after-tax realized and unrealized gains on investments of $18.3 million, or $0.29 per share. The Company recorded operating earnings of $51.1 million, or $0.90 per share, for the second quarter of 2013. This compares to operating earnings of $142.0 million, or $2.20 per share, for the second quarter of 2012.

Net income for the first six months of 2013 was $58.8 million, or $0.34 per share. This includes net after-tax realized and unrealized losses on investments of $217.7 million, or $3.72 per share. Net income for the first six months of 2012 was $536.3 million, or $7.76 per share, including net after-tax realized and unrealized gains on investments of $177.5 million, or $2.73 per share. Operating earnings for the first six months of 2013 were $253.1 million, or $4.32 per share. This compares to operating earnings of $323.7 million, or $4.97 per share, for the first six months of 2012.

Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity investments and the loss on redemption of preferred shares, and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results for the second quarter, PartnerRe President & Chief Executive Officer Costas Miranthis said, “I am pleased that despite above average catastrophe and other large loss activity, as well as a meaningful expense charge related to the organizational restructuring we announced earlier in the quarter, we had a profitable operating quarter. Our

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

book value was impacted by mark-to-market losses on our fixed income portfolio as a result of the recent increase in interest rates. Despite the negative impact on book value during the quarter, we believe a higher interest rate environment is beneficial to our business over the longer term.”

“The reinsurance market environment for the June and July renewals was competitive, but broadly in line with our expectations. Our scale, globally diversified portfolio, and experienced teams position us well to deal with the challenges of the current environment.”

Highlights for the second quarter and first six months of 2013 compared to the same periods in 2012 include:

Results of operations:

•

For the second quarter, net premiums written of $1.3 billion were up 15%, or 17% on a constant foreign exchange basis. The increase was reported across all Non-life sub-segments and the Life and Health segment. The increase was primarily related to new business in the North America sub-segment, and to a lesser extent, the inclusion of Presidio’s business in the Life and Health segment and new business in the Global (Non-U.S.) P&C sub-segment. For the first six months of 2013, net premiums written of $2.9 billion were up 13% on a constant foreign exchange basis. The increase was reported across all Non-life sub-segments and the Life and Health segment primarily for the same factors discussed above for the second quarter.

•

For the second quarter, net premiums earned of $1.2 billion were up 11%, or 12% on a constant foreign exchange basis. The increase in net premiums earned was primarily driven by new business in the North America sub-segment and the inclusion of Presidio. For the first six months of 2013, net premiums earned of $2.4 billion were up 13%, or 14% on a constant foreign exchange basis, primarily for the same factors discussed above for the second quarter.

•

For the second quarter, the Non-life combined ratio was 97.8%. The combined ratio included 11.7 points (or $112 million, net of reinstatement premiums and retrocession) related to the European floods in June 2013 (the “European floods”) and the extensive flooding in Alberta, Canada in late June 2013 (the “Alberta floods”), and benefited from favorable prior year development of 13.0 points (or $127 million). All Non-life sub-segments experienced net favorable development on prior accident years during the second quarter of 2013. For the first six months of 2013, the Non-life combined ratio was 90.0%. The combined ratio included 6.0 points (or $112 million, net of reinstatement premiums and retrocession) related to the European and Alberta floods, and benefited from favorable prior year development of 16.3 points (or $310 million). All Non-life sub-segments experienced net favorable development on prior accident years during the first six months of 2013.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

For the second quarter and first six months of 2013, other operating expenses included a charge of $43 million related to the restructuring of the Company’s business support and Global Non-life operations, which was announced in April 2013. This charge decreased the second quarter annualized operating ROE by 3.1% and the half year annualized operating ROE by 1.5%

•

For the second quarter and first six months of 2013, net investment income of $125 million and $248 million, respectively, was down 19% and 18%, respectively, on a constant foreign exchange basis. The decrease in net investment income primarily reflects lower reinvestment rates.

•

For the second quarter and first six months of 2013, pre-tax net realized and unrealized investment losses were $299 million and $276 million, respectively, and primarily reflected increases in risk-free rates.

•

For the second quarter, the effective tax rate on operating earnings and non-operating earnings was (3%) and 23%, respectively. For the first six months of 2013, the effective tax rate on operating earnings and non-operating earnings was 7% and 20%, respectively.

Balance sheet and capitalization:

•	Total investments, cash and funds held – directly managed were $17.1 billion at June 30, 2013, down 5% compared to December 31, 2012.

•	Net Non-life loss and loss expense reserves were $10.1 billion at June 30, 2013, down 3% compared to December 31, 2012 primarily due to loss payments and the impact of the stronger U.S. dollar.

•	Net policy benefits for life and annuity contracts were $1.8 billion at June 30, 2013, flat when compared to December 31, 2012.

•

Total capital was $7.2 billion at June 30, 2013, down 7% compared to December 31, 2012 primarily driven by share repurchases, the redemption of Series C preferred shares and common and preferred dividend payments, which were partially offset by the issuance of Series F preferred shares and net income for the first six months of 2013.

•

The Company repurchased approximately 3.7 million common shares at a total cost of approximately $332 million during the second quarter of 2013. The average repurchase price represents a 12.7% discount to March 31, 2013 diluted book value per share. Since July 1, 2013, the Company has repurchased approximately 325 thousand common shares at a total cost of approximately $29 million. At July 29, 2013, approximately 1.1 million common shares remained under the current repurchase authorization.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

Total shareholders’ equity attributable to PartnerRe was $6.4 billion at June 30, 2013, down 8% compared to December 31, 2012. The decline was primarily driven by the factors described above for total capital.

•

Book value per common share was $99.65 at June 30, 2013, down 1.2% compared to $100.84 at December 31, 2012. Tangible book value per common share was $89.09 at June 30, 2013, down 1.9% compared to $90.86 at December 31, 2012. The decreases were primarily driven by common and preferred dividend payments, which were partially offset by net income and the accretive impact of share repurchases.

Segment and sub-segment highlights for the second quarter and the first six months of 2013 compared to the same period in 2012 include:

Non-life:

•

For the second quarter, the Non-life segment’s net premiums written were up 15%, or 17% on a constant foreign exchange basis. The increase was reported across all sub-segments and was primarily related to the North America sub-segment, and to a lesser extent, the Global (Non-U.S.) P&C and the Global Specialty sub-segments. For the first six months of 2013, net premiums written were up 13% on a constant foreign exchange basis. The increase was reported across all sub-segments for the same factors discussed above for the second quarter.

•

For the second quarter, the North America sub-segment’s net premiums written were up 34% primarily driven by new business in the casualty and agriculture lines of business. This sub-segment reported a technical ratio of 90.7%, which included 8.7 points (or $31 million) of net favorable prior year loss development and 2.2 points (or $8 million) of losses related to the Alberta floods. For the first six months of 2013, the North America sub-segment’s net premiums written were up 32% primarily driven by the agriculture and casualty lines of business for the same factors discussed above for the second quarter. This sub-segment reported a technical ratio of 92.1%, which included 8.9 points (or $61 million) of net favorable prior year loss development and 1.2 points (or $8 million) of losses related to the Alberta floods.

•

For the second quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 23%, or 26% on a constant foreign exchange basis, primarily due to new business in the motor line of business. This sub-segment reported a technical ratio of 82.8%, which included 21.4 points (or $36 million) of net favorable prior year loss development and 8.3% (or $14 million) of losses related to the European floods. For the first six months of 2013, the Global (Non-U.S.) P&C sub-segment’s net premiums written were up 11% on a constant foreign exchange basis, primarily due to new motor business. This sub-segment reported a technical ratio of 76.7%, which included 28.0 points (or $94 million) of net favorable prior year loss development and 4.2 points (or $14 million) of losses related to the European floods.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

•

For the second quarter, the Global Specialty sub-segment’s net premiums written were up 5%, or 6% on a constant foreign exchange basis, primarily due to new business in the agriculture line of business and upward premium adjustments in the engineering line of business. These increases were partially offset by cancellations in the marine and aviation/space lines of business. This sub-segment reported a technical ratio of 100.7%, which included 7.5 points (or $28 million) of net favorable prior year loss development and 6.2 points (or $23 million) of losses related to the European and Alberta floods. For the first six months of 2013, the Global Specialty sub-segment’s net premiums written were up 4%, on a constant foreign exchange basis, primarily due to the same factors describing the second quarter. This sub-segment reported a technical ratio of 89.4%, which included 12.4 points (or $88 million) of net favorable prior year loss development and 3.2 points (or $23 million) of losses related to the European and Alberta floods.

•

For the second quarter, the Catastrophe sub-segment’s net premiums written were up 3%, or 8% on a constant foreign exchange basis. The increase in net premiums written was primarily due to reinstatement premiums related to the European and Alberta floods. This sub-segment reported a technical ratio of 72.6%, which included 40.9 points (or $32 million) of net favorable prior year loss development and 111.8 points (or $67 million) of losses related to the European and Alberta floods. For the first six months of 2013, the Catastrophe sub-segment’s net premiums written were flat, or up 1% on a constant foreign exchange basis. This sub-segment reported a technical ratio of 34.3%, which included 40.5 points (or $67 million) of net favorable prior year loss development and 51.2 points (or $67 million) of losses related to the European and Alberta floods.

Life and Health:

•

For the second quarter, the Life and Health segment’s net premiums written were up 17%, or 19% on a constant foreign exchange basis, primarily due to the inclusion of Presidio’s net premiums written. For the first six months of 2013, the Life and Health segment’s net premiums written were up 16% on a constant foreign exchange basis, primarily due to the same factor describing the second quarter.

•

For the second quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and operating expenses, increased to $19 million compared to $6 million in the same period of 2012. The increase was primarily due to a higher level of net favorable prior year loss development. For the first six months of 2013, the Life and Health segment’s allocated underwriting result increased to $35 million compared to $26 million in the same period of 2012, primarily due to the same factor describing the second quarter.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Corporate and Other:

•

For the second quarter, investment and capital markets activities contributed losses of $194 million to pre-tax net loss, excluding investment income allocated to the Life and Health segment. Of this amount, income of $110 million was included in pre-tax operating earnings and losses of $304 million related to net realized and unrealized losses on investments and losses from equity investee companies was included in pre-tax non-operating loss. For the first six months of 2013, investment and capital markets activities contributed losses of $56 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $215 million was included in pre-tax operating earnings and losses of $271 million related to net realized and unrealized losses on investments and losses from equity investee companies was included in pre-tax non-operating loss.

•

For the second quarter and first six months of 2013, other operating expenses included a charge of $43 million related to the restructuring of the Company’s business support and Global Non-life operations, which was announced in April 2013.

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.64 per common share. The dividend will be payable on August 30, 2013, to common shareholders of record on August 19, 2013.

The Company has posted its second quarter 2013 financial supplement on its website www.partnerre.com in the Investor Relations section on the Financial Reports page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.

The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, July 30. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing 888-710-3987 or, from outside the United States, by dialing 913-981-5590. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends and loss on redemption of preferred shares. Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, the loss on redemption of preferred shares and certain after-tax interest in earnings/losses of equity investments. Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, and the after-tax interest in earnings/losses of equity investments (except where the company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities). The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other operating expenses. The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other operating expense ratios. The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses. The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company. The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the weighted average number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multiline and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2012, total revenues were $5.6 billion. At June 30, 2013, total assets were $22.6 billion, total capital was $7.2 billion and total shareholders’ equity attributable to PartnerRe was $6.4 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(Expressed in thousands of U.S. dollars, except share and per share data)

(Unaudited)

	For the three months ended June 30, 2013	For the three months ended June 30, 2012	For the six months ended June 30, 2013	For the six months ended June 30, 2012

Revenues
Gross premiums written	$1,340,582	$1,163,243	$3,097,467	$2,730,726

Net premiums written	$1,309,318	$1,136,046	$2,945,750	$2,609,331
Increase in unearned premiums	(100,682)	(45,168)	(590,434)	(528,623)

Net premiums earned	1,208,636	1,090,878	2,355,316	2,080,708
Net investment income	124,503	153,506	248,207	300,402
Net realized and unrealized investment (losses) gains	(299,215)	38,132	(276,272)	230,867
Other income	3,878	2,654	7,805	5,400

Total revenues	1,037,802	1,285,170	2,335,056	2,617,377

Expenses
Losses and loss expenses and life policy benefits	866,843	706,137	1,527,794	1,282,623
Acquisition costs	241,743	232,723	475,942	444,330
Other operating expenses (1)	144,833	106,184	260,874	204,358
Interest expense	12,232	12,223	24,460	24,443
Amortization of intangible assets	7,045	8,893	14,091	17,786
Net foreign exchange losses (gains)	10,584	(7,770)	8,543	(5,181)

Total expenses	1,283,280	1,058,390	2,311,704	1,968,359

(Loss) income before taxes and interest in (losses) earnings of equity investments	(245,478)	226,780	23,352	649,018
Income tax (benefit) expense	(74,569)	50,136	(32,894)	117,310
Interest in (losses) earnings of equity investments	(3,479)	(498)	3,736	4,579

Net (loss) income	(174,388)	176,146	59,982	536,287

Net income attributable to noncontrolling interests	(1,183)	—	(1,183)	—

Net (loss) income attributable to PartnerRe	(175,571)	176,146	58,799	536,287

Preferred dividends	14,796	15,405	29,494	30,811
Loss on redemption of preferred shares	—	—	9,135	—

Net (loss) income attributable to PartnerRe common shareholders	$(190,367)	$160,741	$20,170	$505,476

Operating earnings attributable to PartnerRe common shareholders	$51,055	$142,018	$253,144	$323,713

Comprehensive (loss) income attributable to PartnerRe common shareholders	$(187,445)	$158,044	$27,858	$534,281

Per share data attributable to PartnerRe common shareholders:
(Loss) earnings per common share:
Basic operating earnings	$0.90	$2.22	$4.41	$5.01
Net realized and unrealized investment (losses) gains, net of tax	(4.07)	0.29	(3.79)	2.75
Net foreign exchange (losses) gains, net of tax	(0.10)	0.02	(0.12)	(0.01)
Loss on redemption of preferred shares	—	—	(0.16)	—
Interest in (losses) earnings of equity investments, net of tax	(0.10)	(0.01)	0.01	0.07

Basic net (loss) income	$(3.37)	$2.52	$0.35	$7.82

Weighted average number of common shares outstanding	56,485,882	63,816,027	57,449,528	64,610,127

Diluted operating earnings (1)	$0.90	$2.20	$4.32	$4.97
Net realized and unrealized investment (losses) gains, net of tax	(4.07)	0.29	(3.72)	2.73
Net foreign exchange (losses) gains, net of tax	(0.10)	0.02	(0.11)	(0.01)
Loss on redemption of preferred shares	—	—	(0.16)	—
Interest in (losses) earnings of equity investments, net of tax	(0.10)	(0.01)	0.01	0.07

Diluted net (loss) income	$(3.37)	$2.50	$0.34	$7.76

Weighted average number of common shares and common share equivalents outstanding	56,485,882	64,423,036	58,534,526	65,132,928
Dividends declared per common share	$0.64	$0.62	$1.28	$1.24

(1)

(Loss) income before taxes and interest in (losses) earnings of equity investments include an expense related to the restructuring of the Company’s business support operations and Global Non-life operations of $43.2 million, or $0.77 and $0.74 per diluted share, pre-tax, for the three months and six months ended June 30, 2013, respectively.

PartnerRe Ltd.

Consolidated Balance Sheets

(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Investments:
Fixed maturities, trading securities, at fair value	$13,379,611	$14,395,315
Short-term investments, trading securities, at fair value	29,379	150,552
Equities, trading securities, at fair value	1,172,855	1,094,002
Other invested assets	386,807	333,361

Total investments	14,968,652	15,973,230
Funds held – directly managed	842,415	930,741
Cash and cash equivalents, at fair value, which approximates amortized cost	1,261,540	1,121,705
Accrued investment income	172,794	184,315
Reinsurance balances receivable	2,477,340	1,991,991
Reinsurance recoverable on paid and unpaid losses	356,011	348,086
Funds held by reinsured companies	782,992	805,489
Deferred acquisition costs	676,084	568,391
Deposit assets	253,602	257,208
Net tax assets	54,346	25,098
Goodwill	456,380	456,380
Intangible assets	200,179	214,270
Other assets	68,245	103,528

Total assets	$22,570,580	$22,980,432

Liabilities
Unpaid losses and loss expenses	$10,336,368	$10,709,371
Policy benefits for life and annuity contracts	1,799,332	1,813,244
Unearned premiums	2,162,112	1,534,625
Other reinsurance balances payable	244,583	238,578
Deposit liabilities	247,960	252,217
Net tax liabilities	265,331	387,647
Accounts payable, accrued expenses and other	278,629	290,265
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989

Total liabilities	16,155,304	16,046,936

Shareholders’ Equity
Common shares (par value $1.00; issued: 2013, 86,364,643 shares; 2012, 85,459,905 shares)	86,365	85,460
Preferred shares (par value $1.00; issued and outstanding: 2013, 34,150,000 shares; 2012, 35,750,000 shares; aggregate liquidation value: 2013, $853,750; 2012, $893,750)	34,150	35,750
Additional paid-in capital	3,872,122	3,861,844
Accumulated other comprehensive (loss) income	(20,344)	10,597
Retained earnings	4,898,372	4,952,002
Common shares held in treasury, at cost (2013, 32,042,911 shares; 2012, 26,550,530 shares)	(2,503,708)	(2,012,157)

Total shareholders’ equity attributable to PartnerRe	6,366,957	6,933,496
Noncontrolling interests	48,319	—

Total shareholders’ equity	6,415,276	6,933,496

Total liabilities and shareholders’ equity	$22,570,580	$22,980,432

Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$99.65	$100.84

Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$89.09	$90.86

Number of Common Share and Common Share Equivalents Outstanding (2)	55,325,581	59,893,366

(1)	Excludes the aggregate liquidation value of preferred shares (2013, $853,750; 2012, $893,750) and noncontrolling interests (2013, $48,319; 2012, $Nil).
(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the three months ended June 30, 2013
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total

Gross premiums written	$372	$160	$413	$161	$1,106	$233	$2	$1,341

Net premiums written	$360	$158	$409	$149	$1,076	$232	$1	$1,309
(Increase) decrease in unearned premiums	(3)	11	(37)	(70)	(99)	—	(1)	(100)

Net premiums earned	$357	$169	$372	$79	$977	$232	$—	$1,209
Losses and loss expenses and life policy benefits	(245)	(106)	(284)	(51)	(686)	(181)	—	(867)
Acquisition costs	(79)	(34)	(90)	(6)	(209)	(33)	—	(242)

Technical result	$33	$29	$(2)	$22	$82	$18	$—	$100

Other income					—	3	1	4
Other operating expenses					(60)	(17)	(68)	(145)

Underwriting result					$22	$4	n/a	$(41)

Net investment income						15	110	125

Allocated underwriting result (1)						$19	n/a	n/a

Net realized and unrealized investment losses							(299)	(299)
Interest expense							(12)	(12)
Amortization of intangible assets							(7)	(7)
Net foreign exchange losses							(11)	(11)
Income tax benefit							75	75
Interest in losses of equity investments							(4)	(4)

Net loss							n/a	$(174)

Loss ratio (2)	68.6%	62.9%	76.6%	64.1%	70.3%
Acquisition ratio (3)	22.1	19.9	24.1	8.5	21.4

Technical ratio (4)	90.7%	82.8%	100.7%	72.6%	91.7%
Other operating expense ratio (5)					6.1

Combined ratio (6)					97.8%

	For the three months ended June 30, 2012
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total

Gross premiums written	$271	$130	$400	$159	$960	$200	$3	$1,163

Net premiums written	$270	$128	$391	$145	$934	$199	$3	$1,136
Decrease (increase) in unearned premiums	20	36	(28)	(72)	(44)	1	(2)	(45)

Net premiums earned	$290	$164	$363	$73	$890	$200	$1	$1,091
Losses and loss expenses and life policy benefits	(185)	(119)	(213)	(16)	(533)	(173)	—	(706)
Acquisition costs	(69)	(39)	(93)	(6)	(207)	(26)	—	(233)

Technical result	$36	$6	$57	$51	$150	$1	$1	$152

Other income					—	1	2	3
Other operating expenses					(66)	(13)	(27)	(106)

Underwriting result					$84	$(11)	n/a	$49

Net investment income						17	136	153

Allocated underwriting result (1)						$6	n/a	n/a

Net realized and unrealized investment gains							38	38
Interest expense							(12)	(12)
Amortization of intangible assets							(9)	(9)
Net foreign exchange gains							8	8
Income tax expense							(50)	(50)
Interest in losses of equity investments							(1)	(1)

Net income							n/a	$176

Loss ratio (2)	63.7%	72.3%	58.8%	22.5%	59.9%
Acquisition ratio (3)	23.8	23.9	25.5	8.3	23.2

Technical ratio (4)	87.5%	96.2%	84.3%	30.8%	83.1%
Other operating expense ratio (5)					7.5

Combined ratio (6)					90.6%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other operating expenses.
(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(5)	Other operating expense ratio is obtained by dividing other operating expenses by net premiums earned.
(6)	Combined ratio is defined as the sum of the technical ratio and the other operating expense ratio.

PartnerRe Ltd.

Segment Information

(Expressed in millions of U.S. dollars)

(Unaudited)

	For the six months ended June 30, 2013
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total

Gross premiums written	$819	$532	$857	$399	$2,607	$486	$4	$3,097

Net premiums written	$807	$525	$771	$360	$2,463	$481	$2	$2,946
Increase in unearned premiums	(117)	(190)	(62)	(195)	(564)	(25)	(2)	(591)

Net premiums earned	$690	$335	$709	$165	$1,899	$456	$—	$2,355
Losses and loss expenses and life policy benefits	(485)	(173)	(469)	(39)	(1,166)	(363)	1	(1,528)
Acquisition costs	(151)	(84)	(165)	(17)	(417)	(59)	—	(476)

Technical result	$54	$78	$75	$109	$316	$34	$1	$351

Other income					—	6	2	8
Other operating expenses					(126)	(35)	(100)	(261)

Underwriting result					$190	$5	n/a	$98

Net investment income						30	218	248

Allocated underwriting result (1)						$35	n/a	n/a

Net realized and unrealized investment losses							(276)	(276)
Interest expense							(24)	(24)
Amortization of intangible assets							(14)	(14)
Net foreign exchange losses							(9)	(9)
Income tax benefit							33	33
Interest in earnings of equity investments							4	4

Net income							n/a	$60

Loss ratio (2)	70.2%	51.8%	66.1%	23.8%	61.4%
Acquisition ratio (3)	21.9	24.9	23.3	10.5	22.0

Technical ratio (4)	92.1%	76.7%	89.4%	34.3%	83.4%
Other operating expense ratio (5)					6.6

Combined ratio (6)					90.0%

	For the six months ended June 30, 2012
		Global			Total	Life
	North	(Non-U.S.)	Global		Non-life	and Health	Corporate
	America	P&C	Specialty	Catastrophe	segment	segment	and Other	Total

Gross premiums written	$613	$477	$817	$401	$2,308	$417	$6	$2,731

Net premiums written	$611	$474	$744	$360	$2,189	$414	$6	$2,609
Increase in unearned premiums	(84)	(150)	(73)	(197)	(504)	(20)	(4)	(528)

Net premiums earned	$527	$324	$671	$163	$1,685	$394	$2	$2,081
Losses and loss expenses and life policy benefits	(317)	(217)	(408)	(19)	(961)	(322)	—	(1,283)
Acquisition costs	(134)	(78)	(162)	(15)	(389)	(55)	—	(444)

Technical result	$76	$29	$101	$129	$335	$17	$2	$354

Other income					1	2	2	5
Other operating expenses					(129)	(26)	(49)	(204)

Underwriting result					$207	$(7)	n/a	$155

Net investment income						33	267	300

Allocated underwriting result (1)						$26	n/a	n/a

Net realized and unrealized investment gains							231	231
Interest expense							(24)	(24)
Amortization of intangible assets							(18)	(18)
Net foreign exchange gains							5	5
Income tax expense							(117)	(117)
Interest in earnings of equity investments							4	4

Net income							n/a	$536

Loss ratio (2)	60.1%	67.0%	60.8%	11.3%	57.0%
Acquisition ratio (3)	25.5	23.9	24.2	9.5	23.1

Technical ratio (4)	85.6%	90.9%	85.0%	20.8%	80.1%
Other operating expense ratio (5)					7.7

Combined ratio (6)					87.8%